Exhibit (23)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania


We consent to the incorporation by reference in Registration Statements No. 333-69136, No. 333-07697 and No. 333-24903 of Uni-Marts, Inc. on Form S-8 of our
report dated November 11, 1999 (December 29, 1999 as to Note F), appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Uni-Marts, Inc., listed in
Item 14(a)(2). This financial statement schedule is the responsibility of Uni-Marts, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 29, 1999